AMENDED AND RESTATED
                         SHAREHOLDER SERVICES AGREEMENT

         AGREEMENT to be effective January 12, 2007, by and between PRINCIPAL MANAGEMENT CORPORATION, (the "Administrator") and Principal Life Insurance Company ("Principal Life").

     WHEREAS, The Administrator has entered into an Administrative Services Agreement with Principal Investors Fund, Inc. (the "Fund") pursuant to which the Fund has appointed the Administrator to act as the administrator of the Plan Classes, as defined in the Administrative Services Agreement, of each of the series of the Fund that currently exists or hereafter is created and that offer the Plan Classes (the "series") and the Administrator has agreed to provide certain shareholder services to retirement plans that are beneficial owners of the Plan Classes; and

     WHEREAS, Principal Life intends to provide administrative services to certain Plans (the "Principal Life Plans"); and

     WHEREAS, The Administrator desires to contract with Principal Life to provide certain shareholder services for the Principal Life Plans.

     NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1.       APPOINTMENT OF SHAREHOLDER SERVICING AGENT

     The Administrator hereby appoints Principal Life to act as a shareholder servicing agent for the Principal Life Plans and to provide the services set forth below and Principal Life agrees to act, perform or assume the responsibility therefore in the manner and subject to the conditions hereinafter set forth.

2.   SERVICES FURNISHED BY PRINCIPAL LIFE

     Principal Life shall provide the shareholder and administrative services set forth below (the "Shareholder Services") to the Principal Life Plans and shall pay all expenses associated with providing those services. Shareholder Services shall not include any activities or expenses that are primarily intended to result in the sale of additional shares of the Fund. Shareholder Services and related expenses may include, but are not limited to, the following:

          (a) receiving, aggregating and processing purchase, exchange and redemption requests from Principal Life Plans and placing purchase, exchange and redemption orders with the Fund's transfer agent;
          (b) providing Principal Life Plans with a service that invests the assets of their accounts in shares pursuant to pre-authorized instructions;
          (c) processing dividend payments from the Fund on behalf of Principal Life Plans and changing shareholder account designations;
          (d)  maintaining account records for Principal Life Plans;
          (e) providing notification to Principal Life Plans regarding transactions affecting their accounts;
          (f)  forwarding  prospectuses,  financial reports, tax information and other communications from the Fund to Principal Life Plans;
          (g)  distributing,   receiving,  tabulating  and  transmitting  voting
               instructions from Principal Life Plans; and (h) other similar administrative services.

     In the carrying out of this function, Principal Life may contract with others, including companies affiliated with Principal Life, for data systems, processing services and other administrative services. Principal Life may at any time or times in its discretion appoint (and may at any time remove) other parties, including companies affiliated with Principal Life, as its agent to carry out such provisions of the Agreement as Principal Life may from time to time direct; provided, however, that the appointment of any such agent shall not relieve Principal Life of any of its responsibilities or liabilities hereunder.

3.   COMPENSATION FOR SERVICES

     The Administrator will pay Principal Life a fee as described in Appendix A hereto for services provided pursuant to this agreement.

4.   LIMITATION OF LIABILITY OF PRINCIPAL LIFE

     Principal Life shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Administrator in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on Principal Life's part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

5.   DURATION AND TERMINATION OF THIS AGREEMENT

     This Agreement may, on sixty days written notice, be terminated at any time without the payment of any penalty, by the Administrator or by Principal Life.

6.   AMENDMENT OF THIS AGREEMENT

     No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

7.   ADDRESS FOR PURPOSE OF NOTICE

     Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Administrator and Principal Life for this purpose shall be the Principal Financial Group, Des Moines, Iowa 50392-0200.

8.   MISCELLANEOUS

     The captions in this Agreement are included for convenience of reference only, and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized.


                     Principal Management Corporation


              By     /s/Ralph C. Eucher
                     ----------------------------------------------------------
                     Ralph C. Eucher, President



                     Principal Life Insurance Company


              By     /s/Michael J. Beer
                     ----------------------------------------------------------
                     Michael J. Beer, Vice President

                                   APPENDIX A

                         PRINCIPAL INVESTORS FUND, INC.
                                   SCHEDULE A

       For services Principal Life provides to Principal Life Plans, except non-qualified deferred compensation plans as described in schedule B below, the administrator shall pay Principal Life a fee as indicated in the following table:



           Series              Share Class                 Fee as a Percentage of Average Daily Net
           ------              -----------                 ----------------------------------------
                                                                      Assets of the Series

             All               Advisors Signature                            0.28%
             All               Advisors Select                               0.20%
             All               Advisors Preferred                            0.15%
             All               Select                                        0.13%
             All               Preferred                                     0.11%


                                                      SCHEDULE B
The Administrator shall pay Principal Life a fee as indicated in the following table for services Principal Life provides as described in this Agreement to non-qualified deferred compensation plans:

                                                                                     Annualized Fee as a
                                                                                          Percentage
                                                                                      of Average Daily
                            Series                              Share Class               Net Assets

        Bond & Mortgage Securities                         Advisors Preferred               0.088%
        Disciplined LargeCap Blend                         Advisors Preferred               0.088%
        Diversified International                          Advisors Preferred               0.198%
        Government and High Quality Bond                   Advisors Preferred               0.088%
        High Quality Intermediate Term Bond                Advisors Preferred               0.044%
        International Emerging Markets                     Advisors Preferred               0.198%
        International Growth                               Advisors Preferred               0.198%
        LargeCap Growth                                    Advisors Preferred               0.088%
        LargeCap S&P 500 Index                             Advisors Preferred               0.044%
        LargeCap Value                                     Advisors Preferred               0.088%
        MidCap Blend                                       Advisors Preferred               0.088%
        MidCap Growth                                      Advisors Preferred               0.088%
        MidCap S&P 400 Index                               Advisors Preferred               0.044%
        MidCap Value                                       Advisors Preferred               0.088%
        Money Market                                       Advisors Preferred               0.088%
        Partners LargeCap Blend                            Advisors Preferred               0.088%
        Partners LargeCap Blend I                          Advisors Preferred               0.088%
        Partners LargeCap Growth I                         Advisors Preferred               0.088%
        Partners LargeCap Growth II                        Advisors Preferred               0.088%
        Partners LargeCap Value                            Advisors Preferred               0.088%
        Partners LargeCap Value I                          Advisors Preferred               0.088%
        Partners LargeCap Value II                         Advisors Preferred               0.088%
        Partners MidCap Growth                             Advisors Preferred               0.088%
        Partners MidCap Value                              Advisors Preferred               0.088%
        Partners SmallCap Blend                            Advisors Preferred               0.088%
        Partners SmallCap Growth I                         Advisors Preferred               0.088%
        Partners SmallCap Growth II                        Advisors Preferred               0.088%
        Partners SmallCap Growth III                       Advisors Preferred               0.088%
        Partners SmallCap Value                            Advisors Preferred               0.088%
        Partners SmallCap Value I                          Advisors Preferred               0.088%
        Partners SmallCap Value II                         Advisors Preferred               0.088%
        Real Estate Securities                             Advisors Preferred               0.044%
        Short Term Bond                                    Advisors Preferred               0.044%
        SmallCap Blend                                     Advisors Preferred               0.088%
        SmallCap Growth                                    Advisors Preferred               0.088%
        SmallCap S&P 600 Index                             Advisors Preferred               0.044%
        SmallCap Value                                     Advisors Preferred               0.088%
        Ultra Short Bond                                   Advisors Preferred               0.088%
        Bond & Mortgage Securities                         Preferred                        0.084%
        Disciplined LargeCap Blend                         Preferred                        0.084%
        Diversified International                          Preferred                        0.189%
        Government and High Quality Bond                   Preferred                        0.084%
        High Quality Intermediate Term Bond                Preferred                        0.042%
        International Emerging Markets                     Preferred                        0.189%
        International Growth                               Preferred                        0.189%
        LargeCap Growth                                    Preferred                        0.084%
        LargeCap S&P 500 Index                             Preferred                        0.042%
        LargeCap Value                                     Preferred                        0.084%
        MidCap Blend                                       Preferred                        0.084%
        MidCap Growth                                      Preferred                        0.084%
        MidCap S&P 400 Index                               Preferred                        0.042%
        MidCap Value                                       Preferred                        0.084%
        Money Market                                       Preferred                        0.084%
        Partners LargeCap Blend                            Preferred                        0.084%
        Partners LargeCap Blend I                          Preferred                        0.084%
        Partners LargeCap Growth                           Preferred                        0.084%
        Partners LargeCap Growth I                         Preferred                        0.084%
        Partners LargeCap Growth II                        Preferred                        0.084%
        Partners LargeCap Value                            Preferred                        0.084%
        Partners LargeCap Value I                          Preferred                        0.084%
        Partners LargeCap Value II                         Preferred                        0.084%
        Partners MidCap Growth                             Preferred                        0.084%
        Partners MidCap Value                              Preferred                        0.084%
        Partners SmallCap Blend                            Preferred                        0.084%
        Partners SmallCap Growth I                         Preferred                        0.084%
        Partners SmallCap Growth II                        Preferred                        0.084%
        Partners SmallCap Growth III                       Preferred                        0.084%
        Partners SmallCap Value                            Preferred                        0.084%
        Partners SmallCap Value I                          Preferred                        0.084%
        Partners SmallCap Value II                         Preferred                        0.084%
        Real Estate Securities                             Preferred                        0.042%
        Short Term Bond                                    Preferred                        0.042%
        SmallCap Blend                                     Preferred                        0.084%
        SmallCap Growth                                    Preferred                        0.084%
        SmallCap S&P 600 Index                             Preferred                        0.042%
        SmallCap Value                                     Preferred                        0.084%
        Ultra Short Bond                                   Preferred                        0.084%
        Bond & Mortgage Securities                         Select                           0.092%
        Capital Preservation Fund                          Select                           0.092%
        Disciplined LargeCap Blend                         Select                           0.092%
        Diversified International                          Select                           0.207%
        Government and High Quality Bond                   Select                           0.092%
        High Quality Intermediate Term Bond                Select                           0.046%
        Short Term Bond                                    Select                           0.046%
        International Emerging Markets                     Select                           0.207%
        International Growth                               Select                           0.207%
        LargeCap Growth                                    Select                           0.092%
        LargeCap S&P 500 Index                             Select                           0.046%
        LargeCap Value                                     Select                           0.092%
        MidCap Blend                                       Select                           0.092%
        MidCap Growth                                      Select                           0.092%
        MidCap S&P 400 Index                               Select                           0.046%
        MidCap Value                                       Select                           0.092%
        Money Market                                       Select                           0.092%
        Partners LargeCap Blend                            Select                           0.092%
        Partners LargeCap Blend I                          Select                           0.092%
        Partners LargeCap Growth                           Select                           0.092%
        Partners LargeCap Growth I                         Select                           0.092%
        Partners LargeCap Growth II                        Select                           0.092%
        Partners LargeCap Value                            Select                           0.092%
        Partners LargeCap Value I                          Select                           0.092%
        Partners LargeCap Value II                         Select                           0.092%
        Partners MidCap Growth                             Select                           0.092%
        Partners MidCap Value                              Select                           0.092%
        Partners SmallCap Blend                            Select                           0.092%
        Partners SmallCap Growth I                         Select                           0.092%
        Partners SmallCap Growth II                        Select                           0.092%
        Partners SmallCap Growth III                       Select                           0.092%
        Partners SmallCap Value                            Select                           0.092%
        Partners SmallCap Value I                          Select                           0.092%
        Partners SmallCap Value II                         Select                           0.092%
        Real Estate Securities                             Select                           0.046%
        SmallCap Blend                                     Select                           0.092%
        SmallCap Growth                                    Select                           0.092%
        SmallCap S&P 600 Index                             Select                           0.046%
        SmallCap Value                                     Select                           0.092%